EXHIBIT 4.3

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
    THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2021, by and among CENTRAL GARDEN & PET COMPANY, a Delaware corporation (“Borrower Representative”), each of the other Borrowers party hereto, and the Guarantors party hereto (the Borrower Representative, the other Borrowers and the Guarantors, collectively, the “Credit Parties”), the Lenders party hereto, and TRUIST BANK, successor by merger to SunTrust Bank, as the administrative agent for itself and on behalf of the Lenders (in such capacity, the “Administrative Agent”).
WITNESSETH:
    WHEREAS, the Credit Parties, the Lenders, and the Administrative Agent have executed and delivered that certain Second Amended and Restated Credit Agreement dated as of September 27, 2019 (as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);
    WHEREAS, on October 16, 2020, Borrowers refinanced the 2015 Notes (as defined in the Credit Agreement) with 2020 Notes (as defined below);
    WHEREAS, Borrowers seek to incur additional unsecured notes; and
    WHEREAS, in connection with such additional unsecured notes, the Credit Parties have requested that the Administrative Agent and the Lenders party hereto amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case subject to the terms and conditions hereof.
    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the parties hereto hereby covenants and agrees as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
SECTION 2. Amendments to Credit Agreement.
(a) The following new definitions shall be inserted in Section 1.1 of the Credit Agreement in proper alphabetical order:

“2020 Notes” shall mean the senior notes due 2030 issued on October 16, 2020, pursuant to the Indenture.
“2021 Notes” shall mean the senior notes, to be due no earlier than five years from the date of issuance thereof, issued prior to May 31, 2021, pursuant to the New Indenture.
    “New Indenture” shall mean, that certain Indenture, to be dated prior to May 31, 2021.
(b) The following definitions in Section 1.1 of the Credit Agreement are amended and restated in their entirety so that each reads, in its entirety, as follows:
“Immaterial Subsidiary” shall mean any Subsidiary (other than a Borrower) designated by the Borrower Representative to the Administrative Agent as an “Immaterial Subsidiary” and that meets each of the following criteria as of the last day of the most recent fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Sections 7.1(b) or 7.2: (a) the assets of such Subsidiary (together with all other Immaterial Subsidiaries and their respective Subsidiaries) constitute less than ten percent (10%) of the total Consolidated Net Tangible Assets of the Parent and its Restricted Subsidiaries as of such date; and (b) such Subsidiary (together with all other Immaterial Subsidiaries and their respective Subsidiaries) contributed less than ten percent (10%) of EBITDA of the Parent and its Restricted Subsidiaries for the four (4) fiscal quarter period ending on such date; provided, that no Subsidiary shall be or be designated as an “Immaterial Subsidiary” if such Subsidiary has provided a Guaranty of, or pledged any Collateral as security for, the 2017 Notes, the 2020 Notes, the 2021 Notes or any other Material Indebtedness.
“Indenture” shall mean, collectively, that certain Indenture, dated as of March 8, 2010, supplemented by that certain First Supplemental Indenture, dated as of March 8, 2010, that certain Second Supplemental Indenture, dated as of February 13, 2012, that certain Third Supplemental Indenture, dated as of November 9, 2015, that certain Fourth Supplemental Indenture, dated as of March 25, 2016, that certain Fifth Supplemental Indenture, dated as of December 23, 2016, that certain Sixth Supplemental Indenture, dated as of June 24, 2017, that certain Seventh Supplemental Indenture, dated as of December 14, 2017, that certain Eighth Supplemental Indenture, dated as of December 14, 2017, that certain Ninth Supplemental Indenture, dated as of March 30, 2019, that certain Tenth Supplemental Indenture, dated as of June 29, 2019, that certain Eleventh Supplemental Indenture, dated as of October 16, 2020, and that certain Twelfth Supplemental Indenture, dated as of March 10, 2021.
“Maturity Date” shall mean the earliest to occur of (a) September 27, 2024, (b) such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise), or (c) so long as the 2017 Notes, the 2020 Notes or the 2021 Notes are still outstanding, the date that is 90 days before the maturity of the 2017 Notes, the 2020 Notes or the 2021 Notes (or if the 2017 Notes, the 2020 Notes and/or the 2021 Notes are refinanced with Permitted Refinancing Indebtedness and/or Indebtedness permitted under clause (i) of Section 8.1, the date that is 90 days before the maturity of such refinanced Indebtedness).

“Restricted Payment” shall mean (a) Dividends, (b) loans by any Credit Party or any of their Restricted Subsidiaries to any holder of Equity Interests in a Credit Party or Restricted Subsidiary other than loans to a holder of Equity Interests that is a Credit Party or (c) any payment of management, consulting, professional or similar fees (but not including compensation paid to any Person for services rendered by such Person in his or her capacity as an employee of a Credit Party or Restricted Subsidiary) payable by any Credit Party or any Restricted Subsidiary of a Credit Party to any Affiliate, (d) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Parent or any of its Restricted Subsidiaries of any Equity Interests issued by the Parent or any of its Restricted Subsidiaries now or hereafter outstanding by the Parent or any of its Restricted Subsidiaries, as the case may be, except for any redemption, retirement, sinking funds or similar payment payable solely in such other shares or units of the same class of Equity Interests or any class of Equity Interests which are junior to that class of Equity Interests; (e) any cash payment made to redeem, purchase, repurchase, or retire, or obtain the surrender of, any outstanding warrants, options, or other rights to acquire any Equity Interests issued by the Parent or any of its Restricted Subsidiaries now or hereafter outstanding, including, without limitation, any payment in connection with any Person’s exercise of any “put” right; and (f) any payment made to repay, redeem, purchase, repurchase, or retire, or obtain the surrender of, the 2017 Notes, the 2020 Notes, the 2021 Notes or any other Indebtedness which is subordinated to the Obligations.
(c) Section 2.1(f)(v) of the Credit Agreement is amended by replacing “the 2015 Notes and the 2017 Notes” as it appears therein with “the 2017 Notes, the 2020 Notes and the 2021 Notes”.
(d) Section 6.20(b)(v) of the Credit Agreement is amended by replacing “the 2015 Notes or the 2017 Notes” as it appears therein with “the 2017 Notes, the 2020 Notes or the 2021 Notes”.
(e) Section 8.1(d) of the Credit Agreement is amended and restated in its entirety, as follows:
(d)    unsecured Indebtedness under the 2017 Notes, the 2020 Notes or 2021 Notes, together with any refinancing thereof which consists (whether singly or in combination) of (i) Permitted Refinancing Indebtedness in respect such 2017 Notes, 2020 Notes or 2021 Notes and (ii) any Indebtedness permitted under clause (i) of this Section 8.1;
i.Section 8.4(c) of the Credit Agreement is amended and restated in its entirety, as follows:
(c)    the Parent may (i) make regularly scheduled payments of interest on the 2017 Notes, the 2020 Notes or 2021 Notes, and (ii) repay the 2017 Notes, the 2020 Notes or 2021 Notes in full in connection with a Permitted Refinancing thereof or the incurrence of other Indebtedness otherwise permitted pursuant to Section 8.1(i).

ii.Section 8.13 of the Credit Agreement is amended by replacing “2015 Notes or 2017 Notes” as it appears therein with “2017 Notes, 2020 Notes, or 2021 Notes”.
SECTION 3. Conditions Precedent. This Agreement shall become effective only upon satisfaction or waiver of the following conditions precedent except as otherwise agreed between the Borrowers and the Administrative Agent:
iii.The Administrative Agent’s receipt of this Agreement duly executed by each of (i) the Credit Parties, (ii) the Majority Lenders, and (iii) the Administrative Agent; and
iv.The Credit Parties shall have paid all other fees due and payable on or prior to the effective date of this Agreement, including, without limitation, all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the transactions contemplated hereby and required to be reimbursed by the Credit Parties hereunder or under any other Loan Document.
SECTION 4. Miscellaneous Terms.
v.Loan Document. For avoidance of doubt, the Credit Parties, the Lenders party hereto, and the Administrative Agent each hereby acknowledges and agrees that this Agreement is a Loan Document.
vi.Effect of Agreement. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Credit Parties.
vii.No Novation or Mutual Departure. The Credit Parties expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above, and (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Credit Party to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.
viii.Ratification. The Credit Parties hereby restate, ratify, and reaffirm all of their obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which they are parties effective as of the date hereof.
ix.No Default. To induce Lenders to enter into this Agreement, Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim, or objection in favor of Borrowers or arising out of or with respect to any of the Loans or other obligations of Borrowers owed to Lenders under the Credit Agreement or any other Loan Document.
x.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
xi.Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
xii.Recitals Incorporated Herein. The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.
xiii.Section References. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
xiv.Further Assurances. The Credit Parties agree to take, at the Credit Parties’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.
xv.Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
xvi.Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
[SIGNATURES ON FOLLOWING PAGES]

    IN WITNESS WHEREOF, each of the Borrowers, Administrative Agent and Lenders party hereto has caused this Agreement to be duly executed by its duly authorized officer as of the day and year first above written.
                     BORROWERS
[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

CENTRAL GARDEN & PET COMPANY
ALL-GLASS AQUARIUM CO., INC.
B2E BIOTECH, LLC
B2E CORPORATION
FARNAM COMPANIES, INC.
FOUR PAWS PRODUCTS, LTD.
GRO TEC, INC.
GULFSTREAM HOME & GARDEN, INC.
KAYTEE PRODUCTS INCORPORATED
MATSON, LLC
NEW ENGLAND POTTERY, LLC
PENNINGTON SEED, INC.
PETS INTERNATIONAL, LTD.
T.F.H. PUBLICATIONS, INC.
WELLMARK INTERNATIONAL
IMS SOUTHERN, LLC
IMS TRADING, LLC
HYDRO-ORGANICS WHOLESALE
SEGREST, INC.
BLUE SPRINGS HATCHERY, INC.
SEGREST FARMS, INC.
FLORIDA TROPICAL DISTRIBUTORS INTERNATIONAL, INC.
SUN PET, LTD.
AQUATICA TROPICALS, INC.
K&H MANUFACTURING, LLC
QUALITY PETS, LLC
MIDWEST TROPICALS LLC
NEXGEN TURF RESEARCH, LLC
B2E MICROBIALS, LLC
B2E MANUFACTURING, LLC
FOURSTAR MICROBIAL PRODUCTS LLC
ARDEN COMPANIES, LLC
C & S PRODUCTS CO., INC.

By: /s/ George Yuhas
       Name: George A. Yuhas
       Title: Secretary

GUARANTORS

P & M SOLUTIONS, LLC

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND A LENDER:

TRUIST BANK, as the Administrative Agent and a Lender

By: /s/ Stephen D. Metts
Name: Stephen D. Metts
Title: Director

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

LENDERS:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Christopher Nairne
Christopher Nairne
Senior Vice President

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

BMO HARRIS BANK N.A., as a Lender

By: /s/ Kara Goodwin
Name: Kara Goodwin
Title: Managing Director

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

BANK OF THE WEST, as a Lender

By: /s/ Adriana Collins
Name: Adriana Collins
Title: Director

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Tyler Sims
Name: Tyler Sims
Title: Senior Vice President

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

COBANK, ACB, as a Lender

By: /s/ James J. Trankle
Name: James J. Trankle
Title: Managing Director

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, as a Lender

By: /s/ Lynn Braum
Name: Lynn Braum
Title: Executive Director

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrew Blickensderfer
Name: Andrew Blickensderfer
Title: Vice President

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Bryan Wei
Name: Bryan Wei
Title: Authorized Signatory

[CENTRAL GARDEN – FIRST AMENDMENT TO CREDIT AGREEMENT]